EXHIBIT 32.2

Certificate of the

Chief FINANCIAL Officer of

FNBH BANCORP, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, Mark J. Huber, Chief Financial Officer of FNBH Bancorp, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1) The quarterly report on Form 10-Q for the quarterly period ended September 30, 2014, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

(2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended September 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of FNBH Bancorp, Inc.

FNBH BANCORP, INC.

Date: November 14, 2014	By	/s/Mark J. Huber
Mark J. Huber
	Its:	Chief Financial Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FNBH Bancorp, Inc. and will be retained by FNBH Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.